UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2008

CHINA INSONLINE CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-20532	74-2559866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: (011) 00852-25232986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

Please see Item 2.01 below.

Item 2.01 Completion OF Acquisition Or Disposition Of Assets.

Effective October 28, 2008, Rise and Grow Limited (“R&G”), a Hong Kong limited company and the wholly-owned subsidiary of China INSOnline Corp., a Delaware corporation (the “Registrant”) consummated a Share Purchase Agreement (the “Purchase Agreement”) with ZYTX Technology Co., Ltd.(“ZYTX”), a company organized under the laws of The People’s Republic of China and a Variable Interest Entity controlled by R&G through R&G’s wholly-owned PRC subsidiary ZBDT (Beijing) Technology Co., Ltd. (ZYTX and R&G are collectively referred to herein as the “Buyer”), on the one hand, and Bian Yong and Li Zhong, each individuals and each residents of The People’s Republic of China, on the other hand (together, the “Seller”).

Pursuant to the terms of the Purchase Agreement, the Seller sold to the Buyer, and the Buyer purchased from the Seller, all of the issued and outstanding capital stock of Guang Hua Insurance Agency Company Limited, a limited liability company organized under the laws of The People’s Republic of China (the “Company”) for a purchase price equal to RMB$40,000,000 (US$5,828,062) in cash, of which R&G funded RMB$30,000,000 (US$4,371,046) and ZYTX funded RMB$10,000,000 (US$1,457,016). As a result of the transaction, the Company became a wholly-owned subsidiary of ZYTX. The Company is an insurance agency and performs services similar to those of ZYTX in China. The Registrant intends to file audited financial statements of the Company for the fiscal years ended June 30, 2008 and 2007, together with interim unaudited financial statements of the Company for the three (3) months ended September 30, 2008, by amendment to this Current Report. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibit No. Description:

Exhibit	Description	Location

10.1	Share Purchase Agreement, effective as of October 28, 2008, by and among Rise and Grow Limited, ZYTX Technology Co., Ltd., Bian Yong and Li Zhong	Provided herewith

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2008

CHINA INSONLINE CORP.

By:	/s/ Junjun Xu
Name:	Junjun Xu
Title:	Chief Executive Officer